INTERIM INVESTMENT MANAGEMENT AGREEMENT


              AGREEMENT made as of this 30th day of
September, 2009, by and between PNC Absolute Return
Master Fund LLC, a Delaware limited liability
company (the Company), and PNC Capital Advisors,
LLC, a Delaware limited liability company (the
Manager).
              1.	Duties of Manager.
              (a)  The Company hereby appoints the
Manager to act as investment manager to the Company,
for the period and on the terms set forth in this
Agreement, pursuant to the policies set forth in the
Companys registration statement, including the
information therein incorporated by reference, filed
with the Securities and Exchange Commission under
the Investment Company Act of 1940, as amended (the
1940 Act), (the Registration Statement), and in
the Companys Limited Liability Company Agreement
(the LLC Agreement), as the LLC Agreement may be
amended from time to time with notice to the
Manager. The Manager specifically acknowledges its
obligations as set forth in the Registration
Statement and the LLC Agreement, provided that the
Manager shall not be obligated to follow any
amendment to the policies to the Company or the LLC
Agreement that increases its obligations,
responsibilities or liabilities thereunder until it
has received actual notice of such amendment and has
agreed thereto in writing.  The Company employs the
Manager to formulate a continuing investment program
in accordance with the investment objective and
strategies set forth in the Registration Statement
and to manage the investment and reinvestment of the
assets of the Company, to continuously review,
supervise and administer the investment program of
the Company, to determine in its discretion the
securities to be purchased or sold and the portion
of the Companys assets to be held uninvested, to
provide the Company with records concerning the
Managers activities which the Company is required
to maintain and, upon request, to render regular
reports to the Companys officers and Board of
Directors (the Board) concerning the Managers
discharge of the foregoing responsibilities. Without
limiting the generality of the foregoing, the
Manager is specifically authorized to invest the
Companys assets (which may constitute, in the
aggregate, all of the Companys assets) in
unregistered investment funds or other investment
vehicles and registered investment companies
(Investment Funds) that are managed by investment
managers (Investment Managers).  The Manager shall
discharge the foregoing responsibilities subject to
the control of the officers and the Board, and in
compliance with the objectives, policies and
limitations set forth in the Registration Statement,
as the same may be amended or supplemented from time
to time with notice to the Manager, and applicable
laws and regulations.
              (b)  Without limiting the foregoing, the
Manager acknowledges its responsibility and agrees
to conduct proper due diligence on the Investment
Funds and Investment Managers as is required by its
fiduciary role, including, without limitation,
reviewing the valuation procedures of each
Investment Fund and making a determination that such
Investment Fund complies with the valuation
procedures adopted by the Company.
              (c)  The Manager accepts such employment
and agrees to render the services and to provide, at
its own expense, the office space, furnishings and
equipment and the personnel required by it to
perform the services on the terms and for the
compensation provided herein.
              (d)  The Manager is fully authorized to
delegate any and all obligations under this
Agreement to qualified third parties, provided (i)
the Manager takes responsibility for the selection
of such delegatee (subject to the approval of the
Board and further in accordance with the
requirements of the 1940 Act); (ii) the Manager
reviews the activities of such delegatee to ensure
compliance with the investment objective and
strategies of the Company, as set forth in the
Registration Statement; and (iii) the Manager
updates the Board with respect to the performance
and activities of the delegatee, and makes
recommendations whether or not to terminate such
delegatee to the Board.
              2.	Portfolio Transactions.
              (a)  To the extent applicable, the
Manager is authorized to select the brokers or
dealers that will execute the purchases and sales of
securities for the Company and is directed to use
its best efforts to obtain the best available price
and most favorable execution, except as prescribed
herein.
              (b)  The Manager will promptly
communicate to the officers and the Board such
information relating to portfolio transactions as
they may reasonably request.
              3.	Compensation of the Manager.
              (a)  For the services to be rendered by
the Manager as provided in Section 1 of this Agreement, the Company shall pay the Manager, pursuant to the LLC Agreement, at the end of each quarter a management fee (the Management Fee).
The Management Fee received by the Manager from the Company is equal to 0.3125% (approximately 1.25% on an annualized basis) of the Companys net assets.
The Management Fee will be computed based on the capital account of each member of the Company as of the end of business on the last business day of each quarter in the manner set out in the LLC Agreement.
              (b)  The Management Fee provided above
shall be computed on the basis of the period ending on the last business day prior to the termination or redemption date subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.
              (c)  All compensation earned by the
Manager under this Agreement shall be held in an interest-bearing escrow account with the Companys custodian. If the majority of the Companys outstanding voting securities approve a new advisory agreement with the Manager by the end of the 150-day period that this Agreement is effective, the Manager will be paid the amount in the escrow account
(including interest earned). If a majority of the Companys outstanding voting securities do not approve a new advisory agreement with the Manager, the Manager will be paid, out of the escrow account the lesser of (i) the Managers investment management and research costs incurred in performing the Agreement (plus interest earned on that amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned). Subject to these provisions, the compensation of the Manager for its services under this Agreement shall be calculated and paid by the Company in accordance with the foregoing provisions of this Section.

              4.	Other Services.
              It is understood by both parties that
the Manager will also be retained to serve in other
capacities for the Company, through separate
contracts, and shall be compensated for such
additional services in accordance with the terms set
forth thereunder.  Such other responsibilities may
include, but are not limited to, serving in a
management role pursuant to the LLC Agreement and
serving as Administrator pursuant to the
Administrative Services Agreement.
              5.	Reports.
              The parties agree to furnish to each
other current prospectuses, proxy statements,
reports to partners, certified copies of their
financial statements, and such other information
with regard to their affairs as each may reasonably
request in connection with this Agreement.
              The Manager shall submit and present to
the Board reports of the assets of the Company, the
value of such assets, and the performance of the
Investment Funds on a quarterly basis.  All
investment information supplied by the Manager to
the Board is confidential and is to be used by the
Company for internal purposes only.  Upon
termination of this Agreement, the Manager shall
promptly, upon demand, return to the Company all
records (or copies of such records) that the Company
reasonably believes are necessary in order to
discharge the Managers responsibilities to the
Company.
              6.	Status of Manager.
              The services of the Manager to the
Company are not to be deemed exclusive, and the
Manager shall be free to render similar services to
others.
              7.	Liability of Manager.
              In the absence of willful misfeasance,
bad faith or gross negligence on the part of the
Manager, in performance of its obligations and
duties hereunder, the Manager shall not be subject
to any liability whatsoever to the Company, or to
any member of the Company (each, a Member, and
collectively, the Members) for any error of
judgment, mistake of law or any other act or
omission in the course of, or connected with,
rendering services hereunder including, without
limitation, for any losses that may be sustained in
connection with the purchase, holding, redemption or
sale of any security on behalf of the Company.
              8.	Indemnification.
              (a)  To the fullest extent permitted by
law, the Company shall, subject to Section 8(c),
indemnify the Manager (including for this purpose
each officer, director, partner, principal, employee
or agent of, or any person who controls, is
controlled by or is under common control with, the
Manager, and their respective executors, heirs,
assigns, successors or other legal representatives)
(each such person being referred to as an
indemnitee) against all losses, claims, damages,
liabilities, costs and expenses arising by reason of
being or having been Manager to the Company, or the
past or present performance of services to the
Company in accordance with this Agreement by the
indemnitee, except to the extent that the loss,
claim, damage, liability, cost or expense was caused
by reason of willful misfeasance, bad faith or gross
negligence of the duties involved in the conduct of
the indemnitees office. These losses, claims,
damages, liabilities, costs and expenses include,
but are not limited to, amounts paid in satisfaction
of judgments, in compromise, or as fines or
penalties, and counsel fees and expenses, incurred
in connection with the defense or disposition of any
action, suit, investigation or other proceeding,
whether civil or criminal, before any judicial,
arbitral, administrative or legislative body, in
which the indemnitee may be or may have been
involved as a party or otherwise, or with which such
indemnitee may be or may have been threatened, while
in office or thereafter. The rights of
indemnification provided under this Section 8 are
not to be construed so as to provide for
indemnification of an indemnitee for any liability
(including liability under U.S. federal securities
laws which, under certain circumstances, impose
liability even on persons that act in good faith) to
the extent that indemnification would be in
violation of applicable law, but shall be construed
so as to effectuate the applicable provisions of
this Section 8.
              (b)  Expenses, including counsel fees
and expenses, incurred by any indemnitee (but
excluding amounts paid in satisfaction of judgments,
in compromise, or as fines or penalties) may be paid
from time to time by the Company in advance of the
final disposition of any action, suit, investigation
or other proceeding upon receipt of an undertaking
by or on behalf of the indemnitee to repay to the
Company amounts paid if a determination is made that
indemnification of the expenses is not authorized
under Section 8(a) of this Agreement, so long as (i)
the indemnitee provides security for the
undertaking, (ii) the Company is insured by or on
behalf of the indemnitee against losses arising by
reason of the indemnitees failure to fulfill his,
her or its undertaking, or (iii) a majority of the
directors (each, a Director, and collectively, the
Directors) of the Company who are not interested
persons (as that term is defined in the 1940 Act)
of the Company (Independent Directors) (excluding
any Director who is or has been a party to any other
action, suit, investigation or other proceeding
involving claims similar to those involved in the
action, suit, investigation or proceeding giving
rise to a claim for advancement of expenses under
this Agreement) or independent legal counsel in a
written opinion determines based on a review of
readily available facts (as opposed to a full trial-
type inquiry) that reason exists to believe that the
indemnitee ultimately shall be entitled to
indemnification.
              (c)  As to the disposition of any
action, suit, investigation or other proceeding
(whether by a compromise payment, pursuant to a
consent decree or otherwise) without an adjudication
or a decision on the merits by a court, or by any
other body before which the proceeding has been
brought, that an indemnitee is liable to the Company
or its Members by reason of willful misfeasance, bad
faith or gross negligence of the indemnitees
office, indemnification shall be provided in
accordance with Section 8(a) of this Agreement if
(i) approved as in the best interests of the Company
by a majority of the Independent Directors
(excluding any Director who is or has been a party
to any other action, suit, investigation or other
proceeding involving claims similar to those
involved in the action, suit, investigation or
proceeding giving rise to a claim for
indemnification under this Agreement) upon a
determination based upon a review of readily
available facts (as opposed to a full trial-type
inquiry) that the indemnitee acted in good faith and
in the reasonable belief that the actions were in
the best interests of the Company and that the
indemnitee is not liable to the Company or its
Members by reason of willful misfeasance, bad faith,
gross negligence, or reckless disregard of the
duties involved in the conduct of the indemnitees
office, or (ii) the Directors secure a written
opinion of independent legal counsel based upon a
review of readily available facts (as opposed to a
full trial-type inquiry) to the effect that
indemnification would not protect the indemnitee
against any liability to the Company or its Members
to which the indemnitee would otherwise be subject
by reason of willful misfeasance, bad faith or gross
negligence.
              (d)  Any indemnification or advancement
of expenses made in accordance with this Section 8
shall not prevent the recovery from any indemnitee
of any amount if the indemnitee subsequently is
determined in a final judicial decision on the
merits in any action, suit, investigation or
proceeding involving the liability or expense that
gave rise to the indemnification or advancement of
expenses to be liable to the Company or its Members
by reason of willful misfeasance, bad faith or gross
negligence. In any suit brought by an indemnitee to
enforce a right to indemnification under this
Section 8 it shall be a defense that, and in any
suit in the name of the Company to recover any
indemnification or advancement of expenses made in
accordance with this Section 8 the Company shall be
entitled to recover the expenses upon a final
adjudication from which no further right of appeal
may be taken that, the indemnitee has not met the
applicable standard of conduct described in this
Section 8. In any suit brought to enforce a right to
indemnification or to recover any indemnification or
advancement of expenses made in accordance with this
Section 8, the burden of proving that the indemnitee
is not entitled to be indemnified, or to any
indemnification or advancement of expenses, under
this Section 8 shall be on the Company (or on any
Member acting derivatively or otherwise on behalf of
the Company or its Members).
              (e)  An indemnitee may not satisfy any
right of indemnification or advancement of expenses
granted in this Section 8 or to which he, she or it
may otherwise be entitled except out of the assets
of the Company, and no Member shall be personally
liable with respect to any such claim for
indemnification or advancement of expenses.
              (f)  The rights of indemnification
provided in this Section 8 shall not be exclusive of
or affect any other rights to which any person may
be entitled by contract or otherwise under law.
Nothing contained in this Section 8 shall affect the
power of the Company to purchase and maintain
liability insurance on behalf of the Manager or any
indemnitee.
              9.	Duration and Termination.
              (a)  This Agreement will become
effective as of the date first written above and
will continue in effect for a period of 150 days
unless sooner terminated as provide herein.
              (b)  This Agreement may be terminated by
the Company at any time, without payment of any
penalty, on 10 days written notice to the Manager
(a) upon the vote of a majority of the Board or (b)
by vote of a majority of the outstanding voting
securities of the Company.  If the Board officially
considers terminating this Agreement at any Board
meeting, the Company agrees to provide the Manger
with written notice that such matter has been
officially considered by the Board.  This Agreement
may be terminated by the Manager at any time,
without the payment of any penalty, upon 30 days
written notice to the Company.  This Agreement will
terminate automatically in the event of its
assignment.
              10.	Definitions.
              As used in this Agreement, the terms
assignment, interested persons, and a vote of a
majority of the outstanding voting securities shall
have the respective meanings set forth in Section
2(a)(4), Section 2(a)(19) and Section 2(a)(42) of
the 1940 Act.
              11.	Amendment of Agreement.
              This Agreement may be amended by mutual
consent, but the consent of the Manager must be
approved (a) by vote of a majority of those members
of the Board who are not parties to this Agreement
or interested persons of any such party, cast in
person at a meeting called for the purpose of voting
on such amendment, and (b) by vote of a majority of
the outstanding voting securities of the Company.
              12.	Severability.
              If any provisions of this Agreement
shall be held or made invalid by a court decision,
statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby.
              13.	Applicable Law.
              This Agreement shall be construed in
accordance with the laws of the State of Delaware,
provided, however, that nothing herein shall be
construed in a manner inconsistent with the 1940
Act.
              14.	Notices.
              Any notice under this Agreement shall be
given in writing and deemed to have been duly given
when delivered by hand or facsimile or five days
after mailed by certified mail, post-paid, by return
receipt requested to the other party at the
principal office of such party.
              15.	Counterparts.
              This Agreement may be executed in one or
more counterparts, each of which shall be deemed to
be an original.
              16.	Form ADV; Company Changes.
              The Company acknowledges receiving Part
II of the Managers Form ADV.
              17.	Company Obligations.
              The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon any of the Directors, Members or any officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company.
[Signature page to follow]
              IN WITNESS WHEREOF, the parties hereto
have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

PNC CAPITAL ADVISORS, LLC


____/s/Kevin A.
McCreadie_______________________________________
Name: Kevin A. McCreadie
Title:   President



PNC ABSOLUTE RETURN MASTER FUND LLC


________/s/Jennifer E.
Spratley___________________________________
Name: Jennifer E. Spratley
Title:   Vice President and Treasurer





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